MORGAN STANLEY INSTITUTIONAL FUND, INC.
Rule 18f-3
Amended and Restated Multiple Class Plan

       Morgan Stanley Institutional Fund, Inc. (the "Fund"), a registered investment company that currently consists of a number of separately managed portfolios, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), in offering multiple classes of shares in each portfolio listed on Schedule A hereto (each a "Portfolio"). This plan (the "Plan") is adopted pursuant to Rule 18f-3, effective as of September 30, 1995, as hereby amended and restated as of June 14, 2017.

       Effective January 2, 2008, the Fund's Class A shares were redesignated as Class I shares and the Fund's Class B shares were redesignated as Class P shares.

       Effective September 9, 2013, the Fund (i) reclassified the Class H shares of each Portfolio (except the Class H shares of the Global Insight, Insight and International Real Estate Portfolios) as Class P shares of the applicable Portfolio, (ii) redesignated the Class P shares of each applicable Portfolio as Class A shares and (iii) redesignated the Class H shares of the Global Insight and Insight Portfolios as Class A shares.

A.     	Attributes of Share Classes

       1.      	The rights of each class of shares of the
Portfolios shall be as set forth in the respective Certificate of Class Designation for each class (each a "Certificate") as each such Certificate is approved by the Fund's Board of Directors and as attached hereto as Exhibits.

       2.        	With respect to each class of shares created
hereunder, each share of a Portfolio will represent an equal pro rata interest in the Portfolio and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in each Portfolio's Prospectus;
(iii) each class will separately bear any distribution or shareholder service fees that are payable in connection with a distribution and/or shareholder services plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "12b-1 Plan"), and separately bear any service fees ("service fees") that may be paid for the provision of "personal service and/or the maintenance of shareholder accounts" as provided for in
Section 2341(b)(9) of the Financial Industry Regulatory
Authority ("FINRA") Rules, which are not contemplated by or within the scope of the 12b-1 Plan; (iv) each class may bear, the expenses of the Portfolio's operations which are directly attributable to such class, to the extent consistent with Rule 18f-3, guidance by the Securities and Exchange Commission, and, to the extent relevant, guidance issued by the Internal
Revenue Service ("Class Expenses"); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a 12b-1 Plan or service agreement relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.       	Expense Allocations

       Expenses incurred by a Portfolio are allocated among the various classes of shares pro rata based on the net assets of the Portfolio attributable to each class, except that 12b-1 fees, service fees, sub-accounting fees or Class Expenses relating to a particular class are allocated directly to that class.

C.       	Amendment of Plan

       This Plan must be amended to properly describe
(through additional exhibits hereto) each new class of shares upon its approval by the Board.

       The Board of Directors of the Fund, including a majority of the Directors who are not "interested persons" of the Fund as defined in the 1940 Act, must approve any material amendment of the Plan as it relates to any class of any Portfolio covered by the Plan. In approving any material amendment to the Plan, the Directors, including a majority of the Directors who are not interested persons of the Fund, must find that the amendment is in the best interests of each class individually and the Fund as a whole.


EXHIBIT A

MORGAN STANLEY INSTITUTIONAL FUND, INC.
CERTIFICATE OF CLASS DESIGNATION

Class I Shares

1.      	Class-Specific Distribution Arrangements; Other
Expenses

       Class I shares are sold without a sales charge and are not subject to any Rule 12b-1 fees or service fees.

2.        	Eligibility of Purchasers

       Class I shares generally require a minimum initial investment of $5,000,000. The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio's Prospectus.

3.       	Exchange Privileges

       You may exchange Class I shares of a Portfolio for the same Class of shares of any "Morgan Stanley Multi-Class Fund" (as such term is defined in each Portfolio's Prospectus), if available, without the imposition of an exchange fee. In addition, you may exchange Class I shares of a Portfolio for shares of a "Morgan Stanley Money Market Fund" (as such term is defined in each Portfolio's Prospectus), if available, without the imposition of an exchange fee. Exchanges are effected in accordance with the procedures disclosed in each Portfolio's Prospectus.

4.	Conversion Features

	Morgan Stanley Investment Management may convert Class I shares into Class IS shares (if available), provided that following the conversion the shareholder meets the then applicable eligibility requirements for Class IS shares.
Any such conversion will occur at the respective net asset values of the share classes next calculated after such conversion without the imposition of any charge.


5.        	Voting Rights

       Each Class I shareholder will have one vote for each full Class I share held and a fractional vote for each fractional Class I share held. Class I shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I (such as a 12b-1 plan or service agreement relating to Class I), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class I shareholders differ from the interests of holders of any other class.






EXHIBIT B

MORGAN STANLEY INSTITUTIONAL FUND, INC.
CERTIFICATE OF CLASS DESIGNATION

Class A Shares

1.        	Class-Specific Distribution Arrangements; Other
Expenses

       (a)	Class A shares are offered with a front-end
sales load ("FESL"). The schedule of sales charges applicable to a Portfolio and the circumstances under which the sales charges are subject to reduction or waiver are set forth in each Portfolio's Prospectus. As stated in each Portfolio's
Prospectus, Class A shares may be purchased at net asset value (without a FESL) in the case of certain large purchases of such shares. Class A shares purchased at net asset value may be subject to a contingent deferred sales charge
("CDSC") on redemptions made within eighteen months after purchase. Further information relating to the CDSC, including the manner in which it is calculated, is set forth in paragraph 6 below.

       (b) 	Class A shares are also subject to a 12b-1
shareholder service fee. The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Amended and Restated Shareholder Services Plan approved by the Board of Directors at an annual rate of up to 0.25% of each Portfolio's average daily net assets attributable to Class A Shares. The shareholder service fee may be paid for the provision of "personal service and/or the maintenance of shareholder accounts" as provided for in Section 2341(b)(9) of the FINRA Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

2.         	Eligibility of Purchases

       Class A shares generally require a minimum initial investment of $1,000. The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio's Prospectus.

3.         	Exchange Privileges

	You may exchange Class A shares of a Portfolio for the same Class of shares of any "Morgan Stanley Multi-Class Fund" (as such term is defined in each Portfolio's Prospectus), if available, without the imposition of an exchange fee. In addition, you may exchange Class A shares of a Portfolio for shares of a "Morgan Stanley Money Market Fund" (as such term is defined in each Portfolio's Prospectus), if available, without the imposition of an exchange fee. Exchanges are effected in accordance with the procedures disclosed in each Portfolio's Prospectus. FESLs are not imposed on exchanges of Class A shares.

4.	Conversion Features

       A shareholder currently holding Class A shares of a Portfolio in a fee-based advisory program ("Advisory
Program") account or currently holding Class A shares in a brokerage account but desiring to transfer into an account within an Advisory Program may convert such shares to Class
I shares of the same Portfolio within the Advisory Program at any time. Such conversions will be on the basis of the relative net asset values per share, without requiring any investment minimum to be met and without the imposition of any redemption fee or other charge, and will be treated as a non-taxable event. If a CDSC is applicable to such Class A shares, then the conversion may not occur until after the shareholder has held the shares for an 18 month period, except that a CDSC applicable to Class A shares converted to Class I shares through Traditional IRAs, Roth IRAs, Rollover IRAs,
Inherited IRAs, SEP IRAs, SIMPLE IRAs, BASIC Plans,
Educational Savings Accounts and Medical Savings Accounts on the Merrill Lynch platform will be waived and Merrill
Lynch will remit to the Distributor the full amount of the CDSC otherwise payable upon sale of such shares.


5.      	Voting Rights

       Each Class A shareholder will have one vote for each full Class A share held and a fractional vote for each fractional Class A share held. Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A (such as a 12b-1 plan or service agreement relating to Class A), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class A shareholders differ from the interests of holders of any other class.

 6.	Calculation of the CDSC

       Any applicable CDSC is calculated based upon the lesser of net asset value of the shares at the time of purchase or at the time of redemption. The CDSC does not apply to amounts representing an increase in share value due to capital appreciation and shares acquired through the reinvestment of dividends or capital gains distributions. The CDSC schedule applicable to a Portfolio and the circumstances in which the CDSC is subject to waiver are set forth in each Portfolio's Prospectus.


EXHIBIT C

MORGAN STANLEY INSTITUTIONAL FUND, INC.
CERTIFICATE OF CLASS DESIGNATION

Class L Shares

1.       	Class-Specific Distribution Arrangements; Other
Expenses

       Class L shares are sold without a sales charge, but are subject to a 12b-1 fee, including a shareholder service fee. The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Amended and Restated Distribution and Shareholder Services Plan approved by the Board of Directors at an annual rate of up to 0.75% of each Equity and Asset Allocation Portfolio's (as designated on Schedule A hereto) average daily net assets and up to 0.50% with respect to each Fixed Income Portfolio's (as designated on Schedule A hereto) attributable to Class L shares, of which 0.25% shall be a shareholder services fee. The shareholder services fee may be paid for the provision of "personal service and/or the maintenance of shareholder accounts" as provided for in Section 2341(b)(9) of the FINRA Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers,
(ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

2.       	Eligibility of Purchases

       Class L shares generally require a minimum initial investment of $1,000. The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio's Prospectus.

3.       	Exchange Privileges

       You may exchange Class L shares of a Portfolio for the same Class of shares of any "Morgan Stanley Multi-Class Fund" (as such term is defined in each Portfolio's Prospectus), if available, without the imposition of an exchange fee. In addition, you may exchange Class L shares of a Portfolio for shares of a "Morgan Stanley Money Market Fund" (as such term is defined in each Portfolio's Prospectus), if available, without the imposition of an exchange fee. Exchanges are effected in accordance with the procedures disclosed in each Portfolio's Prospectus.

4.        	Voting Rights

       Each Class L shareholder will have one vote for each full Class L share held and a fractional vote for each fractional Class L share held. Class L shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class L (such as a 12b-1 plan or service agreement relating to Class L), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class L shareholders differ from the interests of holders of any other class.



EXHIBIT D

MORGAN STANLEY INSTITUTIONAL FUND, INC.
CERTIFICATE OF CLASS DESIGNATION

Class IS Shares

1.      	Class-Specific Distribution Arrangements; Other
Expenses

       Class IS shares are sold without a sales charge and are not subject to any Rule 12b-1 fees or service fees. In addition, no sub-accounting or other similar fees, or any finder's fee payments are charged or paid, on Class IS shares.

2.        	Eligibility of Purchasers

       Class IS shares are offered only to eligible investors meeting certain minimum investment requirements. To purchase Class IS shares, an investor must meet a minimum initial investment of $10,000,000 or be a defined contribution, defined benefit or other employer sponsored employee benefit plan, in each case provided that the plan trades on an omnibus level, whether or not qualified under the Internal Revenue Code, in each case subject to the discretion of the Adviser. Class IS shares are also offered to certain other limited categories of investors, as disclosed in each Portfolio's Prospectus.

3.       	Exchange Privileges

       You may exchange Class IS shares of a Portfolio for the same Class of shares of any "Morgan Stanley Multi-Class Fund" (as such term is defined in each Portfolio's Prospectus), if available, without the imposition of an exchange fee. In addition, you may exchange Class IS shares of a Portfolio for shares of a "Morgan Stanley Money Market Fund" (as such term is defined in each Portfolio's Prospectus), if available, without the imposition of an exchange fee. Exchanges are effected in accordance with the procedures disclosed in each Portfolio's Prospectus.

4.        	Voting Rights

       Each Class IS shareholder will have one vote for each full Class IS share held and a fractional vote for each fractional Class IS share held. Class IS shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class IS (such as a 12b-1 plan or service agreement relating to Class IS), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class IS shareholders differ from the interests of holders of any other class.




EXHIBIT E

MORGAN STANLEY INSTITUTIONAL FUND, INC.
CERTIFICATE OF CLASS DESIGNATION

Class C Shares

1.       	Class-Specific Distribution Arrangements; Other
Expenses

       Class C shares are sold without a front-end sales charge, but are subject to a 12b-1 fee, including a shareholder service fee. The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Amended and Restated Distribution and Shareholder Services
Plan approved by the Board of Directors at an annual rate of up to 1.00% of each Portfolio's (as designated on Schedule A hereto) average daily net assets, of which 0.25% shall be a shareholder services fee. The shareholder services fee may be paid for the provision of "personal service and/or the maintenance of shareholder accounts" as provided for in
Section 2341(b)(9) of the FINRA Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers,
(ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

       Class C shares of a Portfolio generally shall be subject to a contingent deferred sales charge ("CDSC") of 1.00% on redemptions made within one year after purchase. Further information relating to the CDSC, including the manner in which it is calculated is set forth in paragraph 6 below.

2.       	Eligibility of Purchases

       Class C shares generally require a minimum initial investment of $1,000. The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio's Prospectus.

3.       	Exchange Privileges

	You may exchange Class C shares of a Portfolio for the same Class of shares of any "Morgan Stanley Multi-Class Fund" (as such term is defined in each Portfolio's Prospectus), if available, without the imposition of an exchange fee. In addition, you may exchange Class C shares of a Portfolio for shares of a "Morgan Stanley Money Market Fund" (as such term is defined in each Portfolio's Prospectus), if available, without the imposition of an exchange fee. Exchanges are effected in accordance with the procedures disclosed in each Portfolio's Prospectus.

4.	Conversion Features

	A shareholder holding Class C shares of a Portfolio through a brokerage account may convert such shares to Class
I shares of the same Portfolio in a fee-based advisory program ("Advisory Program") that offers only Class I shares, or may convert such shares to either Class A or Class I shares if such shareholder transfers its Class C shares to an account within an Advisory Program that offers both Class I and Class A shares. Such conversions will be on the basis of the relative net asset values per share, without requiring any investment minimum to be met and without the imposition of any redemption fee or other charge, and will be treated as a non-
taxable event.   If a CDSC is applicable to such Class C
shares, then the conversion may not occur until after the shareholder has held the shares for a 12 month period, except that a CDSC applicable to Class C shares converted to Class I shares through Traditional IRAs, Roth IRAs, Rollover IRAs, Inherited IRAs, SEP IRAs, SIMPLE IRAs, BASIC Plans,
Educational Savings Accounts and Medical Savings Accounts on the Merrill Lynch platform will be waived and Merrill
Lynch will remit the portion of the payment to be made to the Distributor in an amount equal to the CDSC multiplied by the number of months remaining on the CDSC period divided by the maximum number of months of the CDSC period.

5.        	Voting Rights

       Each Class C shareholder will have one vote for each full Class C share held and a fractional vote for each fractional Class C share held. Class C shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class C (such as a 12b-1 plan or service agreement relating to Class C), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class C shareholders differ from the interests of holders of any other class.

6.      	Calculation of the CDSC

       Any applicable CDSC is calculated based upon the lesser of net asset value of the shares at the time of purchase or at the time of redemption. The CDSC does not apply to amounts representing an increase in share value due to capital appreciation and shares acquired through the reinvestment of dividends or capital gains distributions. The CDSC schedule applicable to a Portfolio and the circumstances in which the CDSC is subject to waiver are set forth in each Portfolio's Prospectus.


EXHIBIT F

MORGAN STANLEY INSTITUTIONAL FUND, INC.
CERTIFICATE OF CLASS DESIGNATION

Class T Shares

1.        	Class-Specific Distribution Arrangements; Other
Expenses

       (a)	Class T shares are offered with a front-end
sales load. The schedule of sales charges applicable to a Portfolio and the circumstances under which the sales charges are subject to reduction or waiver are set forth in each Portfolio's Prospectus.

       (b) 	Class T shares are also subject to a 12b-1
shareholder service fee. The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Shareholder Services Plan for Class T shares approved by the Board of Directors at an annual rate of up to 0.25% of each Portfolio's average daily net assets attributable to Class T Shares. The shareholder service fee may be paid for the provision of "personal service and/or the maintenance of shareholder accounts" as provided for in Section 2341(b)(9) of the FINRA Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

2.         	Eligibility of Purchases

       Class T shares generally require a minimum initial investment of $1,000. The minimum initial investment may be waived for certain limited categories of investors, as disclosed in each Portfolio's Prospectus. Class T shares may be offered to certain limited categories of investors depending on the policies and procedures of financial intermediaries, as disclosed in each Portfolio's Prospectus.

3.	Exchange Privileges

	Class T shares do not have exchange privileges.

4.	Conversion Feature

	Shares of a Portfolio may be converted into Class T shares, provided a shareholder meets the eligibility requirements for investing in the Class T shares. If a CDSC is applicable to such shares being converted, then the conversion to Class T shares may not occur until after the shareholder has held the shares for the applicable CDSC period. The Fund, on behalf of the applicable Portfolio, reserves the right to refuse any conversion request. Financial Intermediaries may impose restrictions on conversions, or may not make conversions available at all.

5.         	Voting Rights

       Each Class T shareholder will have one vote for each full Class T share held and a fractional vote for each fractional Class T share held. Class T shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class T (such as a 12b-1 plan or service agreement relating to Class T), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class T shareholders differ from the interests of holders of any other class.


MORGAN STANLEY INSTITUTIONAL FUND, INC.

SCHEDULE A

(updated as of March 31, 2017)

Portfolio
Class
I
Class
A
Class
L
Class
IS
Class
C
Class
T
EQUITY
PORTFOLIOS:






1.	Active
International
Allocation
Portfolio
X
X
X

X
X
2.	Advantage
Portfolio
X
X
X
X
X
X
3.	Asia
Opportunity
Portfolio
X
X

X
X
X
4.	Emerging
Markets
Breakout
Nations
Portfolio
X
X

X
X
X
5.	Emerging
Markets
Leaders
Portfolio
X
X
X
X
X
X
6.	Emerging
Markets
Portfolio
X
X
X
X
X
X
7.	Emerging
Markets
Small Cap
Portfolio
X
X

X
X
X
8.	Frontier
Markets
Portfolio
X
X
X
X
X
X
9.	Fundamental
Multi-Cap
Core
Portfolio
X
X

X
X
X
10.	Global
Advantage
Portfolio
X
X
X

X
X
11.	Global
Concentrated
Portfolio
X
X

X
X
X
12.	Global Core
Portfolio
X
X

X
X
X
13.	Global
Discovery
Portfolio
X
X
X

X
X
14.	Global
Franchise
Portfolio
X
X
X
X
X
X
15.	Global
Infrastructure
Portfolio
X
X
X
X
X
X
16.	Global
Insight
Portfolio
X
X
X

X
X
17.	Global
Opportunity
Portfolio
X
X
X
X
X
X
18.	Global
Quality
Portfolio
X
X
X
X
X
X
19.	Global Real
Estate
Portfolio
X
X
X
X
X
X
20.	Growth
Portfolio
X
X
X
X
X
X
21.	Insight
Portfolio
X
X
X

X
X
22.	International
Advantage
Portfolio
X
X
X

X
X
23.	International
Equity
Portfolio
X
X
X
X
X
X
24.	International
Opportunity
Portfolio
X
X
X
X
X
X
25.	International
Real Estate
Portfolio
X
X
X
X
X
X
26.	Small
Company
Growth
Portfolio
X
X
X
X
X
X
27.	US Core
Portfolio
X
X

X
X
X
28.	U.S. Real
Estate
Portfolio
X
X
X
X
X
X
FIXED
INCOME
PORTFOLIOS:






29.	Emerging
Markets
Fixed
Income
Opportunitie
s Portfolio
X
X
X
X
X
X
ASSET
ALLOCATION
PORTFOLIOS:






30.	Multi-Asset
Portfolio
X
X
X
X
X
X






15522712.32